Filed pursuant to Rule 424(b)(7)

Registration No. 333-238149

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount Registered(2)	Proposed Maximum Offering Price Per share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, $0.01 par value per share	198,103	$65.65	(3)(4)	$13,005,461.95	(4)	$1,419	(4)

(1)	This prospectus supplement relates to the resale or other distribution by the selling shareholder referenced in this prospectus supplement of up to 198,103 shares of the registrant’s common stock.

(2)	This prospectus supplement also relates to such additional shares of common stock as may be issued in connection with a stock split, stock dividend, recapitalization, or similar transaction effected without receipt of consideration that increases the number of the registrant’s outstanding shares of common stock, pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act.

(3)	Estimated solely for the purposes of computing the registration fee with respect to 198,103 shares of common stock pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock on the NASDAQ Global Select Market on August 19, 2021.

(4)	Calculated in accordance with Rule 457(r) under the Securities Act with respect to the 198,103 shares of common stock registered pursuant to this prospectus supplement that have not previously been registered. Payment of the registration fee at the time of filing of the registrant’s registration statement on Form S-3 filed with the Securities and Exchange Commission on May 11, 2020 (File No. 333-238149) was deferred pursuant to Rules 456(b) and 457(r) of the Securities Act, and is paid herewith. This “Calculation of Registration Fee” table will be deemed to update the “Calculation of Registration Fee” table in such registration statement.

Filed pursuant to Rule 424(b)(7)

Registration No. 333-238149

PROSPECTUS SUPPLEMENT
(to Prospectus dated May 11, 2020)

198,103 Shares

Common Stock

The selling shareholder referred to in this prospectus supplement may offer and resell up to 198,103 shares of our common stock, $0.01 par value per share (“common stock”) under this prospectus supplement. The selling shareholder acquired these shares from us pursuant to a Membership Interest Purchase Agreement dated May 15, 2021, by and among us, PM Texas Holdings LLC, PM Texas LLC, Houston Gaming Ventures, Inc. and New SHRP Acquisition, Inc. (as the assignee of PM Texas Holdings LLC), which we refer to in this prospectus supplement as the Purchase Agreement.

Our registration of the shares of common stock covered by this prospectus supplement does not mean that the selling shareholder will offer or sell any of the shares. The common stock offered by the selling shareholder may be sold from time to time through public or private transactions at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices, or at negotiated prices. The timing and amount of any sale is within the sole discretion of the selling shareholder, subject to certain restrictions. See “Plan of Distribution” for more information.

We will not receive any proceeds from any sale of shares of common stock by the selling shareholder. Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “PENN.” On August 25, 2021, the last reported sale price of our common stock was $79.92 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page S-2 of this prospectus supplement and on page 5 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 26, 2021.

2

TABLE OF CONTENTS

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

On May 11, 2020, we filed with the Securities and Exchange Commission, or the SEC, an automatic shelf registration statement on Form S-3 (File No. 333-238149) utilizing a shelf registration process relating to certain securities, including the securities described in this prospectus supplement, which registration statement became effective automatically on filing.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in the prospectus supplement, the accompanying prospectus, and any free writing prospectus we have authorized for use in connection with this offering, in their entirety before making an investment decision.

If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus, any document incorporated by reference in the prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering are accurate or complete only as of their respective dates, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, and any authorized free writing prospectus. Our business, financial condition, results of operations, and prospects may have changed since those dates.

In this prospectus supplement, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information included or incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus supplement, the accompanying prospectus, or incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed later. See “Incorporation of Certain Information by Reference” in this prospectus supplement.

We are not, and the selling shareholder is not, making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information included or incorporated by reference in this prospectus supplement or the accompanying prospectus to be investment, legal, or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial, and related advice regarding the purchase of the shares of common stock offered by this prospectus supplement.

TRADEMARKS

We have proprietary rights to trademarks used in the information incorporated by reference into this prospectus supplement, which are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in the information incorporated by reference in this prospectus supplement may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement is the property of its respective holder.

IMPORTANT INFORMATION AND CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated or deemed incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward-looking statements include, but are not limited to, statements regarding: COVID-19; continued demand for the gaming properties that have reopened and the possibility that the our gaming properties may be required to close again in the future due to COVID-19; the impact of COVID-19 on general economic conditions, capital markets, unemployment, and our liquidity, operations, supply chain and personnel; the potential benefits of the Perryville transaction with Gaming and Leisure Properties, Inc.; the potential benefits of the HitPoint transaction; the potential benefits of our operations of Hollywood Casino York; our estimated cash burn and future liquidity, future revenue and Adjusted EBITDAR, including from our iGaming business in Pennsylvania, Michigan and New Jersey; the expected benefits and potential challenges of the investment in Barstool Sports; the expected launch of the Barstool-branded mobile sports betting product in future states and its future revenue and profit contributions; our expectations of future results of operations and financial condition, including margins; our expectations for our properties and the potential benefits of the cashless, cardless and contactless technology; our development projects or our iGaming initiatives; the timing, cost and expected impact of planned capital expenditures on our results of operations; the anticipated opening dates of our retail sportsbooks in future states; our expectations with regard to acquisitions, potential divestitures and development opportunities, as well as the integration of and synergies related to any companies we have acquired or may acquire; the outcome and financial impact of the litigation in which we are or will be periodically involved; the actions of regulatory, legislative, executive or judicial decisions at the federal, state or local level with regard to our business and the impact of any such actions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new business partners; our expectations with regard to the impact of competition in online sports betting, iGaming and retail/mobile sportsbooks as well as the potential impact of this business line on our existing businesses; and the performance of our partners in online sports betting, iGaming and retail/mobile sportsbooks, including the risks associated with any new business, the actions of regulatory, legislative, executive or judicial decisions with regard to online sports betting, iGaming and retail/mobile sportsbooks and the impact of any such actions. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the our future financial results and business.

Accordingly, we caution that the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated or deemed incorporated by reference herein and therein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to: (a) the magnitude and duration of the impact of the COVID-19 pandemic on general economic conditions, capital markets, unemployment, consumer spending and our liquidity, financial condition, supply chain, operations and personnel; (b) industry, market, economic, political, regulatory and health conditions; (c) disruptions in operations from data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics such as the COVID-19, and other natural or man-made disasters or catastrophic events; (d) our ability to access additional capital on favorable terms or at all; (e) our ability to remain in compliance with the financial covenants of our debt obligations; (f) actions to reduce costs and improve efficiencies to mitigate losses as a result of the COVID-19 pandemic that could negatively impact guest loyalty and our ability to attract and retain employees; (g) the outcome of any legal proceedings that may be instituted against us or our directors, officers or employees; (h) the impact of new or changes in current laws, regulations, rules or other industry standards; (i) the ability of our operating teams to drive revenue and margins; (j) the impact of significant competition from other gaming and entertainment operations; (k) our ability to obtain timely regulatory approvals required to own, develop and/or operate our properties, or other delays, approvals or impediments to completing our planned acquisitions or projects, construction factors, including delays, and increased costs; (l) the passage of state, federal or local legislation that would expand, restrict, further tax, prevent or negatively impact operations in or adjacent to the jurisdictions in which we do or seek to do business; (m) the effects of local and national economic, credit, capital market, housing, and energy conditions on the economy in general and on the gaming and lodging industries in particular; (n) our ability to identify attractive acquisition and development opportunities (especially in new business lines) and to agree to terms with, and maintain good relationships with partners and municipalities for such transactions; (o) the costs and risks involved in the pursuit of such opportunities and our ability to complete the acquisition or development of, and achieve the expected returns from, such opportunities; (p) the risk of failing to maintain the integrity of our information technology infrastructure and safeguard our business, employee and customer data (particularly as our iGaming division grows); (q) with respect to new casinos, risks relating to construction, and our ability to achieve our expected budgets, timelines and investment returns; (r) we may not be able to achieve the anticipated financial returns from the acquisition of Score Media & Gaming, Inc. (“theScore”), including due to fees, costs and taxes in connection with the integration of theScore and expansion of our betting and content platform; (s) the closing of the acquisition of theScore may be delayed or may not occur at all, for reasons beyond our control; (t) the requirement to satisfy the closing conditions in the agreement with theScore, including receipt of regulatory approvals and the approval of shareholders of theScore; (u) there is significant competition in the interactive gaming market; (v) potential adverse reactions or changes to business or regulatory relationships resulting from the announcement or completion of the acquisition of theScore; (w) the ability of us or theScore to retain and hire key personnel; (x) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of us and theScore to terminate the agreement between the companies; (y) the outcome of any legal proceedings that may be instituted against us, theScore or their respective directors, officers or employees; and (z) other factors as discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission. We do not intend to update publicly any forward-looking statements except as required by law.

SUMMARY

This summary highlights selected information about us and this offering appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference herein and therein. This summary may not contain all of the information that you should consider before making an investment decision. You should read carefully the more detailed information included or referred to under the headings “Risk Factors” and “Important Information and Cautionary Statement Regarding Forward-Looking Statements” of this prospectus supplement and the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2020, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and any related free writing prospectus before deciding to invest in our common stock.

The Company

Penn National Gaming, Inc., together with its subsidiaries (“Penn National,” the “Company,” “we,” “our,” or “us”), is a leading, diversified, multi-jurisdictional owner and manager of gaming and racing properties, online gaming, retail and online sports betting operations, and video gaming terminal (“VGT”) operations. Our wholly-owned interactive division, Penn Interactive Ventures, LLC (“Penn Interactive”), operates retail sports betting across the Company’s portfolio, as well as online sports betting, online social casino, bingo and online casinos (“iGaming”). The Company holds a 36% (inclusive of 1% on a delayed basis) equity interest in Barstool Sports, Inc. (“Barstool Sports”), a leading digital sports, entertainment, lifestyle and media company, and entered into a strategic relationship with Barstool Sports, whereby Barstool Sports will exclusively promote the Company's land-based retail sportsbooks, iGaming products and online sports betting products, including the Barstool Sportsbook mobile app, to its national audience. We launched an app called Barstool Sportsbook and Casino in Pennsylvania, Michigan, Illinois, Indiana, Virginia, Colorado and New Jersey. Our mychoice® customer loyalty program currently has over 20 million members and provides such members with various benefits, including complimentary goods and/or services. The Company’s strategy continues to evolve from an owner and manager of gaming and racing properties into an omni-channel provider of retail and online gaming and sports betting entertainment.

As of the date of this prospectus supplement, we owned, managed, or had ownership interests in 43 gaming and racing properties in 20 states and were licensed to offer live sports betting at our properties in Colorado, Illinois, Indiana, Iowa, Michigan, Mississippi, Nevada, Pennsylvania, and West Virginia. The majority of the real estate assets (i.e., land and buildings) used in our operations are subject to triple net master leases, the most significant of which are the Penn Master Lease and the Pinnacle Master Lease, with Gaming and Leisure Properties, Inc., a real estate investment trust. In addition, we recently commenced operations of Hollywood Casino York, a Category 4 satellite gaming casino in Pennsylvania, and expect to commence operations of Hollywood Casino Morgantown, our other Pennsylvania Category 4 satellite gaming casino, by the end of 2021.

We are organized under the laws of the Commonwealth of Pennsylvania. The address and telephone number of our executive offices are 825 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, and (610) 373-2400. Our common shares are listed on the NASDAQ Global Select Market under the symbol “PENN.”

Risk Factors

Investing in the common shares involves substantial risk. You should carefully consider all of the information in this prospectus supplement, including the information incorporated by reference herein. In particular, for a discussion of some specific factors you should consider before buying the common shares, see “Risk Factors.”

RISK FACTORS

An investment in our common shares involves a high degree of risk. Before making an investment in our common shares, you should carefully consider the risks and all of the information included or incorporated by reference into this prospectus supplement, including the risks described under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021, and under the heading “Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, filed with the SEC on May 6, 2021 and August 5, 2021, respectively (each of which is incorporated by reference herein), as updated by the other reports and documents we file with the SEC that are incorporated by reference herein. Please see the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.” The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. As a result, the market value of our common shares could decline and you could lose part or all of your investment. The order in which the risks are presented does not necessarily reflect the likelihood of their occurrence or the magnitude of their potential impact on our business, financial condition, results of operations and prospects or on the value of our common shares. Please also read carefully the section titled “Important Information and Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

The selling shareholder will receive all of the proceeds from the sale or other disposition of the shares of common stock covered by this prospectus supplement. We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered in this prospectus supplement.

DIVIDEND POLICY

We currently intend to retain all available funds and any future earnings for use in the operation of our business, and therefore we do not currently expect to pay any cash dividends on common shares. Any future determination to pay dividends to holders of our common shares will be at the discretion of our Board of Directors and will depend upon many factors, including our results of operations, financial condition, capital requirements, restrictions in debt agreements and other factors that our Board of Directors deems relevant.

SELLING SHAREHOLDER

This prospectus supplement relates to the sale or other disposition of up to 198,103 shares of our common stock previously issued to the selling shareholder. The shares of common stock held by the selling shareholder were issued in connection with transactions contemplated by the Purchase Agreement which we entered into on March 15, 2021 with PM Texas Holdings LLC, who assigned its rights and obligations under the Purchase Agreement to New SHRP Acquisition, Inc., for the purchase of the remaining 50% ownership interest in the Sam Houston Race Park in Houston, Texas, the Valley Race Park in Harlingen, Texas, and a license to operate a racetrack in Austin, Texas. Prior to the transaction, the selling shareholder held a 50% ownership interest in PM Texas LLC and our subsidiary Houston Gaming Ventures, Inc. owned the other 50% ownership interest in PM Texas LLC. The purchase price consists of $56.0 million, comprised of $42.0 million in cash and $14.0 million of our common equity, as well as certain contingent consideration. The transaction closed August 2, 2021. On August 25, 2021, we issued 198,103 shares of our common stock to New SHRP Acquisition, Inc. as the common equity portion of the purchase price pursuant to the Purchase Agreement.

The shares of common stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus supplement relates remains effective, by or for the account of the selling shareholder. See the section entitled “Plan of Distribution” beginning on page S-7 of this prospectus supplement.

The table below sets forth, to our knowledge, information as of the date of this prospectus supplement for the selling shareholder and other information regarding the beneficial ownership of the shares of common stock held by the selling shareholder. The second column lists the number of shares and percentage of common stock beneficially owned by the selling shareholder as of August 25, 2021. The third column lists the maximum number of shares of common stock that may be sold or otherwise disposed of by the selling shareholder pursuant to the registration statement of which this prospectus supplement relates. The fourth column lists the number of shares and percentage of common stock beneficially owned by the selling shareholder upon completion of the offering contemplated hereby, assuming the sale of all shares of common stock that may be sold or otherwise disposed of by the selling shareholder pursuant to this prospectus supplement. Notwithstanding, the selling shareholder may sell or otherwise dispose of some, all or none of their shares.

Pursuant to the rules and regulations of the SEC, beneficial ownership includes any shares of common stock as to which the selling shareholder has sole or shared voting power or investment power and any shares of common stock that the selling shareholder has the right to acquire within 60 days of the date of this prospectus supplement. Except as described in this prospectus supplement, to our knowledge, the selling shareholder has not been an officer or director of ours or of our affiliates within the past three years or had any material relationship with us or our affiliates within the past three years. Our knowledge is based on information provided by the selling shareholder questionnaire in connection with the filing of this prospectus supplement.

Information about the selling shareholder may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus supplement, to the extent required by law.

	Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock Being	Shares of Common Stock Beneficially Owned Upon Completing of this Offering
Name of Selling Shareholder	Number	Percentage (1)	Offered	Number (2)	Percentage (2)
New SHRP Acquisition, Inc. (3)	198,103	0.13%	198,103	-	-

(1) Based on 156,789,295 shares of our stock outstanding as of August 2, 2021.

(2) Assumes the sale of all shares offered by the selling shareholder pursuant to this prospectus supplement.

(3) New SHRP Acquisition, Inc. is wholly-owned by MAXXAM Inc. Charles E. Hurwitz holds an 80.7% voting interest in MAXXAM Inc. By virtue of his voting interest in MAXXAM Inc., Mr. Charles Hurwitz may be deemed to beneficially own the shares listed in this report as beneficially owned by New SHRP Acquisition, Inc. Prior to the transaction, Charles Hurwitz was a director of PM Texas LLC.

PLAN OF DISTRIBUTION

The selling shareholder may, from time to time, sell any or all of its shares of common stock beneficially owned and offered in this prospectus supplement. We will not receive any of the proceeds from the sale by the selling shareholder of the shares of common stock.

The selling shareholder of our common stock and any of its pledgees, assignees, and successors-in-interest may, from time to time, sell any or all of their securities covered in this prospectus supplement on the principal trading market for our common stock or any other stock exchange, market, or trading facility on which our common stock is traded or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices, or at negotiated prices. The selling shareholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling shareholder to sell a specified number of such common stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, the selling shareholder may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners, or shareholders pursuant to the registration statement of which this prospectus supplement forms a part by delivering a prospectus supplement. To the extent that such members, partners, or shareholders are not affiliates of ours, such members, partners, or shareholders would receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

The selling shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus supplement. The selling shareholder is not obligated to, and there is no assurance that the selling shareholder will, sell all or any of the common stock we are registering.

Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus supplement, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of our common stock or interests in this prospectus supplement, the selling shareholder may:

•	enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume;

•	sell common stock short and deliver these shares to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares; and

•	enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

The selling shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered in this prospectus supplement may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling shareholder or any other person. We will make copies of this prospectus supplement and the accompanying prospectus available to the selling shareholder and have informed them of the need to deliver a copy of this prospectus supplement and the accompanying prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon for us by Ballard Spahr LLP.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, incorporated in this Prospectus Supplement by reference from the Company's Annual Report on Form 10-K, and the effectiveness of Penn National Gaming Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the adoption of accounting standards and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at https://www.sec.gov. Information about us, including our SEC filings, is also available at our Internet site at https://www.pngaming.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus or has been expressly incorporated by reference into this prospectus supplement or the accompanying prospectus.

This prospectus supplement constitutes part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus supplement but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the addresses and websites listed above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus supplement and the accompanying prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until we have terminated the offerings of all of the securities to which this prospectus supplement relates:

•	our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021;

•	the information in our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders that is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and

•	our Current Reports on Form 8-K filed on January 4, 2021, April 13, 2021, June 8, 2021, June 11, 2021, June 21, 2021, July 1, 2021 and August 5, 2021 (accepted at 4:55 p.m.) (other than the portions of those documents furnished and not deemed to be filed).

Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610
Attention: Secretary
(610) 373-2400

Certain of our SEC filings, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q, can be viewed and printed from the investor relations section of our website at https://www.pngaming.com free of charge. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus or has been expressly incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS

PENN NATIONAL GAMING, INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities

The securities listed above may be offered and sold by us or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement, carefully before you invest in the securities described in the applicable prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 5 of this prospectus, in any applicable prospectus supplement and in the documents incorporated by reference or deemed incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our securities.

None of the U.S. Securities and Exchange Commission, any state securities commission, any state gaming commission or any other gaming authority or other regulatory agency has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 11, 2020

Unless the context requires otherwise, references to “Penn National,” the “Company,” “we,” “us,” “our” or similar terms are to Penn National Gaming, Inc. and its subsidiaries. References to “$” and “dollars” are to United States dollars.

This prospectus, any applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

For investors outside of the United States, neither we nor any selling securityholders have done anything that would permit the offering, possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering, possession or distribution of this prospectus outside of the United States.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed on Form S-3 with the Securities and Exchange Commission (the “SEC”) under a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either separately or together, common stock, preferred stock, depositary shares or debt securities in one or more offerings.

Each time we offer and sell securities, we will provide a prospectus supplement or other type of offering document or supplement (together referred to herein as a “prospectus supplement”) that will contain specific information about the terms of that offering. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we may have referred you. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and we are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date hereof or, in the case of information incorporated or deemed incorporated by reference herein, as of the date thereof, regardless of the time of delivery of the prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC website at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and, to the extent inconsistent, supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we “furnish” or have “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus until we have terminated the offerings of all of the securities to which this prospectus relates:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020;
•	the information in our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Shareholders that is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and
•	our Current Reports on Form 8-K filed on January 24, 2020, January 29, 2020, February 20, 2020, February 28, 2020, March 16, 2020, March 20, 2020, March 30, 2020 and April 20, 2020 (other than the portions of those documents furnished and not deemed to be filed).

Information that becomes a part of this prospectus after the date of this prospectus will automatically update and, to the extent inconsistent, replace information in this prospectus and information previously filed with the SEC.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at the following address:

Penn National Gaming, Inc.
825 Berkshire Boulevard, Suite 200
Wyomissing, Pennsylvania 19610
Attention: Secretary
(610) 373-2400

Certain of our SEC filings, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q, can be viewed and printed from the investor relations section of our website at www.pngaming.com free of charge. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website is not part of this prospectus or any accompanying prospectus supplement (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or any accompanying prospectus supplement or has been expressly incorporated by reference into this prospectus or any accompanying prospectus supplement. Our common stock is listed on the NASDAQ Global Select Market under the symbol “PENN”. You may inspect reports, proxy statements and other information about us at the office of NASDAQ, One Liberty Plaza, 165 Broadway, New York, New York 10006.

FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are included throughout the document, including within “Risk Factors,” and relate to our business strategy, our prospects and our financial position. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “seeks,” “may,” “will,” “should,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Specifically, forward looking statements include, but are not limited to, statements regarding: the reopening of the U.S. economy, the COVID-19 pandemic and potential new treatments and vaccines; the length of time the Company’s gaming properties will be required to remain closed and the impact of these continued closures on the Company and its stakeholders; the demand for gaming once the properties reopen as well as the impact of post opening restrictions; the impact of COVID-19 on general economic conditions, capital markets, unemployment, consumer spending and the Company’s liquidity, financial condition, operations, supply chain and personnel; the potential benefits and expected timing of the Morgantown and Perryville transactions with Gaming and Leisure Properties, Inc., a real estate investment trust (“GLPI”); the Company’s estimated cash burn, future liquidity, future revenue and Adjusted EBITDAR; availability of potential benefits to us under the CARES Act or other legislation that may be enacted in response to the COVID-19 pandemic; our future financial performance; the expected benefits and potential challenges of the investment in Barstool Sports, Inc. (“Barstool Sports”), including the benefits for the Company’s online and retail sports betting and iCasino products; the expected financial returns from the transaction with Barstool Sports; the expected launch of the Barstool-branded mobile sports betting product and its future revenue and profit contributions; property level operating margins; growth opportunities and potential synergies related to the acquisition of Pinnacle Entertainment, Inc. and the ability of the Company to obtain third-party approvals, including regulatory approvals; our expectations of future results of operations and financial condition; our expectations for our properties, our development projects or our iGaming initiatives; the timing, cost and expected impact of planned capital expenditures on our results of operations; our expectations with regard to the impact of competition; our expectations with regard to acquisitions, potential divestitures and development opportunities, as well as the integration of and synergies related to any companies we have acquired or may acquire; the outcome and financial impact of the litigation in which we are or will be periodically involved; the actions of regulatory, legislative, executive or judicial decisions at the federal, state or local level with regard to our business and the impact of any such actions; our ability to maintain regulatory approvals for our existing businesses and to receive regulatory approvals for our new business partners; our expectations with regard to the impact of competition in online sports betting, iGaming and retail/mobile sportsbooks as well as the potential impact of this business line on our existing businesses; the performance of our partners in online sports betting, iGaming and retail/mobile sportsbooks, including the risks associated with any new business, the actions of regulatory, legislative, executive or judicial decisions at the federal, state or local level with regard to online sports betting, iGaming and retail/mobile sportsbooks and the impact of any such actions; and our expectations regarding economic and consumer conditions. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include, but are not limited to, risks related to the following: (a) the magnitude and duration of the impact of the COVID-19 pandemic on capital markets, general economic conditions, unemployment, consumer spending and the Company’s liquidity, financial condition, supply chain, operations and personnel; (b) industry, market, economic, political, regulatory and health conditions; (c) disruptions in operations from data protection breaches, cyberattacks, extreme weather conditions, medical epidemics or pandemics such as COVID-19, and other natural or manmade disasters or catastrophic events; (d) the reopening of the Company’s gaming properties are subject to various conditions, including numerous regulatory approvals and potential delays and operational restrictions; (e) our ability to access additional capital on favorable terms or at all; (f) our ability to remain in compliance with the financial covenants of our debt obligations; (g) the consummation of the proposed Morgantown and Perryville transactions with GLPI are subject to various conditions, including third-party agreements and approvals, and accordingly may be delayed or may not occur at all; (h) actions to reduce costs and improve efficiencies to mitigate losses as a result of the COVID-19 pandemic could negatively impact guest loyalty and our ability to attract and retain employees; (i) the outcome of any legal proceedings that may be instituted against the Company or its directors, officers or employees; (j) the impact of new or changes in current laws, regulations, rules or other industry standards; (k) the ability of our operating teams to drive revenue and margins; (l) the impact of significant competition from other gaming and entertainment operations; (m) our ability to obtain timely regulatory approvals required to own, develop and/or operate our properties, or other delays, approvals or impediments to completing our planned acquisitions or projects, construction factors, including delays, and increased costs; (n) the passage of state, federal or local legislation (including referenda) that would expand, restrict, further tax, prevent or negatively impact operations in or adjacent to the jurisdictions in which we do or seek to do business (such as a smoking ban at any of our properties or the award of additional gaming licenses proximate to our properties, as recently occurred with Illinois and Pennsylvania legislation); (o) the effects of local and national economic, credit, capital market, housing, and energy conditions on the economy in general and on the gaming and lodging industries in particular; (p) the activities of our competitors (commercial and tribal) and the rapid emergence of new competitors (traditional, internet, social, sweepstakes based and video gaming terminals in bars and truck stops); (q) increases in the effective rate of taxation for any of our operations or at the corporate level; (r) our ability to identify attractive acquisition and development opportunities (especially in new business lines) and to agree to terms with, and maintain good relationships with partners/municipalities for such transactions; (s) the costs and risks involved in the pursuit of such opportunities and our ability to complete the acquisition or development of, and achieve the expected returns from, such opportunities; (t) our expectations for the continued availability and cost of capital; (u) the impact of weather, including flooding, hurricanes and tornadoes; (v) changes in accounting standards; (w) the risk of failing to maintain the integrity of our information technology infrastructure and safeguard our business, employee and customer data (particularly as our iGaming division grows); (x) with respect to our iGaming and sports betting endeavors, the impact of significant competition from other companies for online sports betting, iGaming and sportsbooks, our ability to achieve the expected financial returns related to our investment in Barstool Sports, our ability to obtain timely regulatory approvals required to own, develop and/or operate sportsbooks may be delayed and there may be impediments and increased costs to launching the online betting, iGaming and sportsbooks, including delays, and increased costs, intellectual property and legal and regulatory challenges, as well as our ability to successfully develop innovative products that attract and retain a significant number of players in order to grow our revenues and earnings, our ability to establish key partnerships, our ability to generate meaningful returns and the risks inherent in any new business; (y) with respect to our proposed Pennsylvania Category 4 casinos in York and Berks counties, risks relating to construction, and our ability to achieve our expected budgets, timelines and investment returns, including the ultimate location of other gaming properties in the Commonwealth of Pennsylvania; and (z) other factors included in “Risk Factors,” of this prospectus, the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the U.S. Securities and Exchange Commission.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

THE COMPANY

Penn National is a leading, diversified, multi-jurisdictional owner and manager of gaming and racing properties, sports betting operations, and video gaming terminal operations. We are licensed to offer live sports betting at our properties in Indiana, Iowa, Michigan, Mississippi, Nevada, Pennsylvania and West Virginia. We operate an interactive gaming (“iGaming”) division through our subsidiary, Penn Interactive Ventures, LLC, which has launched an online casino (“iCasino”) in Pennsylvania through our HollywoodCasino.com gaming platform and entered into multi-year agreements with leading sports betting operators for online sports betting and iGaming market access across our portfolio of properties. We also have a 36% equity interest in Barstool Sports, a leading digital sports, entertainment and media platform. Our MYCHOICE® customer loyalty program provides our members with various benefits, including complimentary goods and/or services.

As of March 31, 2020, we owned, managed, or had ownership interests in 41 properties in 19 states. The majority of the real estate assets (i.e., land and buildings) used in the Company’s operations are subject to triple net master leases with subsidiaries of GLPI, the most significant of which are the Master Lease between GLP Capital, L.P. and Penn Tenant, LLC dated November 1, 2013, as amended, and the Master Lease, dated April 28, 2016, by and between Gold Merger Sub, LLC and Pinnacle MLS, LLC, as amended.

We are organized under the laws of the Commonwealth of Pennsylvania. The address and telephone number of our executive offices are 825 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, and (610) 373-2400. Our common stock is listed on the NASDAQ Global Select Market under the symbol “PENN”.

INDUSTRY AND MARKET DATA

We may use or incorporate by reference in this prospectus data and industry forecasts which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed are reliable, but we have not independently verified this information.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed after the date of this prospectus, all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES AND DEBT SECURITIES

The description of our common stock, preferred stock, depositary shares or debt securities, as applicable, will be provided in a prospectus supplement. Each time we offer securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, information about the selling securityholders, will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference herein.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities to be offered will be passed upon for us by Wachtell, Lipton, Rosen & Katz, with respect to certain of our securities, or Ballard Spahr LLP, with respect to certain of our securities. Any underwriters will be represented by their own legal counsel.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from Penn National Gaming’s Annual Report on Form 10-K, and the effectiveness of Penn National Gaming’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.